Exhibit 3.163

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:25 PM 10/09/2017
FILED 06:25 PM 10/09/2017
SR 20176540041 - File Number 6146827

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
GOLDEN COAST IV, LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is Golden Coast IV, LLC (the “Company”).

SECOND

Article 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

1.              The name of the limited liability company is Hillstone Permian St. Lucia, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of October 9, 2017.

By:	/s/ Julintip Thirasilpa
Name:	Julintip Thirasilpa
Title:	Authorized Person